Exhibit (h)(3)(iii)

SCHEDULE A

TO THE EXPENSE LIMITATION AGREEMENT FOR

CERTAIN SERIES OF ALLIANZ FUNDS MULTI-STRATEGY TRUST

Revised as of November 1, 2015

New Funds

Fund Name	Expense Limitation Expiration Date	Recoupment Period Expiration Date
AllianzGI Best Styles Emerging Markets Equity Fund	03/31/16	11/30/19
AllianzGI Best Styles Global Equity Fund	03/31/16	11/30/19
AllianzGI Best Styles International Equity Fund	03/31/16	11/30/19
AllianzGI Best Styles U.S. Equity Fund	03/31/16	11/30/19
AllianzGI China Equity Fund	03/31/16	11/30/19
AllianzGI Convertible Fund	03/31/14	11/30/17
AllianzGI Emerging Markets Consumer Fund	03/31/16	11/30/19
AllianzGI Emerging Markets Debt Fund	03/31/16	11/30/19
AllianzGI Emerging Markets Small-Cap Fund	03/31/16	11/30/19
AllianzGI Europe Equity Dividend Fund	03/31/16	11/30/19
AllianzGI Global Allocation Fund	01/31/17	09/30/20
AllianzGI Global Dynamic Allocation Fund	03/31/16	11/30/19
AllianzGI Global Fundamental Strategy Fund	03/31/16	11/30/19
AllianzGI Global Managed Volatility Fund	03/31/16	11/30/19
AllianzGI Global Megatrends Fund	03/31/16	11/30/19
AllianzGI Global Sustainability Fund	03/31/16	11/30/19
AllianzGI Global Water Fund	03/31/14	11/30/17
AllianzGI High Yield Bond Fund	03/31/14	11/30/17
AllianzGI International Growth Fund	03/31/16	11/30/19
AllianzGI International Small-Cap Fund	03/31/16	11/30/19
AllianzGI Micro Cap Fund	03/31/16	11/30/19
AllianzGI Multi-Asset Real Return Fund	03/31/16	11/30/19
AllianzGI NFJ Emerging Markets Value Fund	03/31/16	11/30/19
AllianzGI NFJ Global Dividend Value Fund	03/31/16	11/30/19
AllianzGI NFJ International Small-Cap Value Fund	01/31/17	09/30/20
AllianzGI NFJ International Value II Fund	03/31/16	11/30/19
AllianzGI Short Duration High Income Fund*	03/31/16	11/30/19
AllianzGI Structured Return Fund	03/31/16	11/30/19
AllianzGI Ultra Micro Cap Fund	03/31/14	11/30/17
AllianzGI U.S. Equity Hedged Fund	03/31/16	11/30/19
AllianzGI U.S. Small-Cap Growth Fund	03/31/16	11/30/19

*	Effective April 1, 2015, the expense limitations for Classes A, C, P and Institutional Class shares of AllianzGI Short Duration High Income were terminated. The expense limitation is being continued through March 31, 2016 for the Class D shares only.

[Signature page follows.]

[Schedule A to Expense Limitation Agreement]

IN WITNESS WHEREOF, the Trust and the Manager have each caused this Schedule A to the Expense Limitation Agreement to be signed on its behalf by its duly authorized representative, as of the date first above written.

ALLIANZ FUNDS MULTI-STRATEGY TRUST

By:	/s/ Julian Sluyters
Name:	Julian Sluyters
Title:	President and Chief Executive Officer

ALLIANZ GLOBAL INVESTORS FUND MANAGEMENT LLC

By:	/s/ Julian Sluyters
Name:	Julian Sluyters
Title:	Managing Director

[Schedule A to Expense Limitation Agreement – Signature Page]